UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 24, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2016, A. M. Castle & Co. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Loan and Security Agreement by and among the Company, certain subsidiaries of the Company as borrowers and guarantors, the financial institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association, as agent, governing the Company’s senior secured asset-based revolving credit facility (the “Revolving Credit Facility”). The Amendment became effective as of June 27, 2016.

Pursuant to the terms of the Amendment, the aggregate commitments under the Revolving Credit Facility were reduced from $125 million to $100 million, subject to a borrowing base. In addition, the Amendment decreases aggregate commitments under (i) the Canadian portion of the Revolving Credit Facility from $20 million to $16 million, subject to a borrowing base, and (ii) the letter of credit facility portion of the Revolving Credit Facility from $20 million to $16 million, subject to a borrowing base.

Previously, the Revolving Credit Facility restricted the Company’s ability to repay its 12.75% Senior Secured Notes due 2018 (the “Second Lien Notes”) and its 12.75% Senior Secured Notes due 2016 (the “Non-Exchanged Notes”) unless the Company is able to satisfy certain financial testing conditions. Pursuant to the terms of the Amendment, the Company is now permitted to repay up to $27.5 million of the Second Lien Notes and up to $6 million of the Non-Exchanged Notes, subject to satisfaction of revised financial testing conditions.

The Amendment also increases the interest rate charged in connection with loans advanced under the Revolving Credit Facility pursuant to a revised pricing grid set forth in the definition of “Applicable Margin.”

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 4, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 4 to Loan and Security Agreement, dated June 24, 2016, by and among the Company, certain subsidiaries of the Company as borrowers and guarantors, the financial institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

June 30, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to Loan and Security Agreement, dated June 24, 2016, by and among the Company, certain subsidiaries of the Company as borrowers and guarantors, the financial institutions from time to time party thereto as lenders, and Wells Fargo Bank, National Association, as agent.

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